EXHIBIT 9(c)


                              COPY OF THE


                   ADMINISTRATIVE SERVICES AGREEMENT

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                    ADMINISTRATIVE SERVICES AGREEMENT

   ADMINISTRATIVE SERVICES AGREEMENT ("Agreement") made as of the 1 day of May, 1998, by and between Greenspring Fund, Incorporated, a
Maryland corporation (the "Fund"), and Corbyn Investment Management, Inc., a Maryland corporation (the "Administrator").

   WHEREAS, the Fund is engaged in business as an open-end management investment company and registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

   WHEREAS, the Fund desires to retain the Administrator to provide administrative services to the Fund in the manner and on the terms and conditions hereinafter set forth;

   NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

   (C)  DUTIES AND RESPONSIBILITIES OF THE ADMINISTRATOR.

              The Administrator shall oversee the administration of the Fund's business and affairs set forth herein and shall provide certain services required for effective administration of the Fund. In connection therewith, the Administrator shall:

              (a)     PERSONNEL.  Provide, without additional
remuneration from or other cost to the Fund, the services of individuals competent to perform all of the Administrator's obligations under this Agreement.

              (b) AGENTS. Assist the Fund in selecting, coordinating the activities of, supervising and acting as liaison with any other person or agent engaged by the Fund, including the Fund's depository agent or custodian, consultants, transfer agents, intermediaries with respect to mutual fund alliance programs, dividend disbursing agent, sub-administrator, independent accountants, and independent legal counsel. The Administrator shall also monitor the functions of such persons and agents, including without limitation the compliance of the Fund and the Fund's custodians with Rule 17f-5 under the 1940 Act, if appropriate.

             (c) DIRECTORS AND OFFICERS. Authorize and permit the Administrator's directors, officers and employees that may be elected or appointed as directors or officers of the Fund to serve in such capacities, without remuneration from or additional cost to the Fund.

             (d) BOOKS AND RECORDS. Maintain customary records, on behalf of the Fund, in connection with the performance of the Administrator's duties under this Agreement. The Administrator also will monitor and oversee the performance of the agents specified in Section 1(b) above, to ensure that all financial, accounting, corporate, and other records required to be maintained and preserved by the Fund or on its behalf will be maintained in accordance with applicable laws and regulations.

            (e) COST OVERSIGHT. Monitor and review activities and procedures of the Fund and its agents identified in Section 1(b) above, in order to identify and seek to obtain possible service improvements and cost reductions. In connection therewith, the Administrator shall, on a quarterly basis, prepare and submit to the Fund a pro forma budget or similar document concerning the estimated costs of providing the services to the Fund and shall monitor and periodically report to the Fund's Board of Directors information and analysis about the actual expenses incurred in providing such services.

           (f)      FUND ACCOUNTING AND COMPLIANCE
POLICIES AND PROCEDURES.  Developing, reviewing, maintaining, and monitoring the effectiveness of Fund accounting, pricing, bonding and compliance, including portfolio valuation procedures, expense allocation procedures, and personal trading procedures and the Fund's Code of Ethics. The Administrator also will assist and coordinate participation by the Fund and its agents in any audit by its outside auditors or any examination by federal or state regulatory authorities or any self-regulatory organization. The Administrator also will oversee and coordinate the activities of Fund accountants, outside counsel, and other experts in these audits or examinations.
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          (g)     FUND SYSTEMS.  The Administrator will assist in
developing, implementing, and monitoring the Fund's use of automated communications systems with brokers, dealers, custodians, and other service providers, including without limitation trade clearance systems.

          (h) REPORTS TO THE FUND. Furnish to or place at the disposal of the Fund such information, reports, evaluations, analysis, and opinions relating to its administrative functions, as the Fund may, at any time or from time to time, reasonably request or as the Administrator may deem helpful to the Fund. The Administrator also will assist in the preparation of agendas and other materials for meetings of the Fund's Board of Directors and will attend such meetings.

         (i) REPORTS AND FILINGS. Provide appropriate assistance in the development and/or preparation of all reports and communications by the Fund to Fund shareholders and all reports and filings necessary to maintain the registrations and qualifications of the Fund's shares under applicable securities law.

        (j) SHAREHOLDER INQUIRIES. Respond to all inquiries from Fund shareholders or otherwise answer communications from Fund shareholders if such inquiries or communications are directed to the Administrator. If any such inquiry or communication would be more properly answered by one of the agents listed in Sections 1(b) above, the Administrator will coordinate, as needed, the provision of their response.

   (D)  ALLOCATION OF EXPENSES.

              (a)     EXPENSES PAID BY THE ADMINISTRATOR.

                        (i) In General. The Administrator shall bear all of its own expenses in connection with the performance of its duties under this Agreement.

                        (ii) Salaries and Fees of Directors and Officers. The Administrator shall pay all salaries, expenses and fees, if any, of the directors, officers and employees of the Administrator who are directors, officers or employees of the Fund.

                        (iii)    Waiver or Assumption and Reimbursement of
Fund Expenses by the Administrator. The waiver or assumption and reimbursement by the Administrator of any expense of the Fund that the Administrator is not required by this Agreement to waive, assume or reimburse, shall not obligate the Administrator to waive, assume, or reimburse the same or any similar expense of the Fund on any subsequent occasion, unless so required pursuant to a separate agreement between the Fund and the Administrator.

           (b) EXPENSES PAID BY THE FUND. The Fund shall bear all expenses of its organization, operation and business not specifically waived, assumed or agreed to be paid by the Administrator as provided in this Agreement or any other agreement between the Fund and the Administrator, and as described in the Fund's then-current Prospectus and Statement of Additional Information.

   (E)  FEES.

               (a) COMPENSATION RATE. As compensation for all services rendered, facilities provided, and expenses paid and any expense waived or assumed and reimbursed by the Administrator, the Fund shall pay the Administrator a fee, payable each month, as follows: Two Thousand Five Hundred Dollars ($2,500) plus a fraction of the Average Daily Net Assets ("ADNA") computed as follows: four (4) basis points of that portion of ADNA up to $250 million, three (3) basis points of that portion of ADNA between $250 million to $500 million, and two and one-half (2.5) basis points of that portion of ADNA in excess of $500 million.

              (b) METHOD OF COMPUTATION. The Administrator's fee shall accrue on each calendar day and the sum of the daily fee accruals shall be paid monthly to the Administrator by the fifth (5th) business day of the next calendar month. The daily fee accruals shall be computed by
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multiplying the fraction of one (1) over the number of calendar days in the year by the applicable rates described in Section 3(a) above, and multiplying this product by the net assets of the fund, as determined in accordance with the current Prospectus of the Fund and applicable law, as of the close of business on the last preceding business day on which the Fund was open for business.

            (c) PRORATION OF FEE. If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

   4.      ADMINISTRATOR'S USE OF THE SERVICES OF
OTHERS. The Administrator may, at its own cost, employ, retain or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of providing the Administrator or the Fund with such information, advice or assistance as the Administrator may deem necessary, appropriate or convenient for the discharge of its obligations hereunder or otherwise helpful to the Administrator including consulting, monitoring and evaluating services concerning the Fund.

   5.      OWNERSHIP AND CONFIDENTIALITY OF RECORDS.
All records required to be maintained and preserved by the Fund, pursuant to rules or regulations of the Securities and Exchange Commission under Section 31
(a) of the 1940 Act, and maintained and preserved by the Administrator on behalf of the Fund, are the property of the Fund and shall be surrendered by the Administrator promptly on request by the Fund. The Administrator shall not disclose or use any record or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized by this Agreement and applicable law. The Administrator shall keep confidential any information obtained in connection with its duties hereunder and shall disclose such information only if the Fund has authorized such disclosure or if such disclosure is expressly required by applicable law or federal or state regulatory authorities.

   6. REPORTS TO THE ADMINISTRATOR. The Fund shall furnish or otherwise make available to the Administrator such Prospectuses, Statements of Additional Information, financial statements, proxy statements, reports and other information relating to the business and affairs of the Fund, as the Administrator may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

   7. SERVICES TO OTHER CLIENTS. Nothing herein contained shall limit the freedom of the Administrator or any affiliated person of the Administrator to render corporate administrative services to other investment companies or to engage in other business activities; however, so long as this Agreement or any extension, renewal or amendment hereof shall remain in effect or until the Administrator shall otherwise consent, the Administrator shall be the only administrator to the Fund.

   8. LIMITATION OF LIABILITY OF THE ADMINISTRATOR AND INDEMNIFICATION BY THE FUND.

        (a)     LIMITATION OF LIABILITY OF THE ADMINISTRATOR.

                        (i) Neither the Administrator nor any of its directors, officer, employees or agents performing services for the Fund, at the direction or request of the Administrator in connection with the Administrator's discharge of its obligations undertaken or reasonably assumed with respect to this Agreement, shall be liable for any act or omission in the course of or in connection with the Administrator's services hereunder, including any error of judgment or mistake of law or for any loss suffered by the Fund, in connection with the matters to which this Agreement relates; provided that nothing herein contained shall be construed to protect the Administrator or any such person against any liability to the Fund or its shareholders to which the . Administrator or such person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its or their duties on behalf of the Fund.

                      (iii) The Administrator may apply to the Board of Directors of the Fund at any time for instructions and may consult counsel for the Fund or its own counsel and with accountants and other experts with respect to any matter arising in connection with the Administrator's duties, and the
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Administrator shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the opinion of such counsel, accountants or other experts.

                     (iv) The Administrator shall at all times have the right to mitigate or cure any and all losses, damages, costs, charges, fees, disbursements, payments and liabilities to the Fund and its shareholders.

        2.   INDEMNIFICATION BY THE FUND.

                         (i)     As long as the Administrator acts in good faith
and with due diligence and without negligence, the Fund shall indemnify the Administrator and hold it harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages (excluding consequential, punitive or other indirect damages), costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of the administrative services or any other services rendered to the Fund hereunder. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

                         (ii)      The rights hereunder shall include the right
to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. In order that the indemnification provision contained herein shall apply, however, it is understood that if in any case the Fund may be asked to indemnify or hold the Administrator harmless, the Board of Directors of the Fund shall be fully and promptly advised of all pertinent facts concerning the situation in question; and it is further understood that the Administrator will use all reasonable care to identify and notify the Board of Directors of the Fund promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Fund, but failure to do so in good faith shall not affect the rights hereunder.

                       (iii) The Administrator shall secure and maintain a fidelity bond, or be covered by an affiliate's blanket fidelity bond, in at least the amount required by Rule 17g-1 under the 1940 Act for joint insurance bonds of investment companies.

   9.   INDEMNIFICATION BY THE ADMINISTRATOR.

              (a) The Administrator shall indemnify the Fund, its officers and directors and hold them harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages (excluding consequential, punitive or other indirect damages), costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of the administrative services or any other services rendered to the Fund hereunder and arising or based upon the willful misfeasance, bad faith or negligence of the Administrator, its directors, officers, employees and agents in the performance of its or their duties on behalf of the Fund. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

            (b) The rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. In order that the indemnification provision contained herein shall apply, however, it is understood that if in any case the Administrator may be asked to indemnify or hold the Fund, its officers and directors harmless, the Administrator shall be fully and promptly advised of all pertinent facts concerning the situation in question; and it is further understood that the Fund will use all reasonable care to identify and notify the Administrator promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Administrator, but failure to do so in good faith shall not affect the rights hereunder.

   10. FORCE MAJEURE. In the event the Administrator is unable to perform its obligations or duties under the terms of this Agreement because of any act of God, strike, riot, act of war, equipment failure, power failure or damage or other causes reasonably beyond its control, the Administrator shall not be liable for any and all losses, damages, costs, charges, counsel fees, payments, expenses or liability to any other party (whether or not a party to this Agreement) resulting from such failure to perform its obligations or duties under this Agreement or otherwise from such causes.
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This provision, however, shall in no way excuse the Administrator from being liable to the Fund for any and all losses, damages, costs, charges, counsel fees, payments and expenses incurred by the Fund due to the non-performance or delay in performance by the Administrator of its duties and obligation under this Agreement if such non-performance or delay in performance could reasonably have been prevented by the Administrator through back-up systems and other procedures commonly employed by other administrators in the mutual fund industry, provided that the Administrator shall have the right, at all times, to mitigate or cure any losses, including by making adjustments or corrections to any current or former shareholder accounts.

   11.     RETENTION OF SUB-ADMINISTRATOR.  The
Administrator may retain a sub-administrator to perform corporate administrative services to the Fund upon sixty (60) days prior written notice to the Fund. The retention of a sub-administrator shall be at the cost and expense of the Administrator. The Administrator shall pay and shall be solely responsible for the payment of the fees of the sub-administrator for the performance of its services for the Fund.

   12. TERM OF AGREEMENT. The term of this Agreement shall begin on the day and year first written above and, unless sooner terminated as hereinafter provided, shall continue in effect for an initial period that will expire on May 1, 2000. Thereafter, this Agreement shall continue in effect from year to year, subject to the termination provisions and all other terms and conditions hereof. The Administrator shall furnish to the Fund, promptly upon its request, such information as may be reasonably necessary to evaluate the terms of this Agreement or any extension, renewal or amendment thereof.

   The assignment (as that term is defined in Section 2(a)(4) of the 1940
Act and rules thereunder) of this Agreement or any rights or obligations thereunder by either party shall be prohibited and, of no force or effect, without the written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the parties and their respected permitted successors and assigns.

   13. TERMINATION OF AGREEMENT. This Agreement may be terminated by any of the parties hereto, without the payment of any penalty:

             (a) for a material breach of this Agreement, upon thirty (30) days prior written notice to the other parties; provided, that this Agreement shall not terminate if such material breach is cured within such thirty (30) day period.

             (b) following the initial term of this Agreement, for any reason, upon ninety (90) days prior written notice to the other parties; provided, that in the case of termination by the Fund such action shall have been authorized by resolution of the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Fund. In the case of termination by the Administrator, such termination shall not be effective until the Fund and the Administrator shall have contracted with one or more persons to serve as successor administrator(s) for the Fund and such person(s) shall have assumed such position.

   14.     AMENDMENT OF AGREEMENT.  Any amendment to this
Agreement shall be in writing and signed by the parties hereto; provided, that no material amendment shall be effective unless authorized by resolution of the Board of Directors of the Fund or by a majority of the outstanding voting securities of the Fund.

   15.  MISCELLANEOUS.

               (a) NOTICES. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid (i) if to the Administrator, to Corbyn Investment Management, Inc., 2330 West Joppa Road, Suite 108, Lutherville, Maryland 21093-7207, Attention: President; and (ii) if to the Fund, to Greenspring Fund, Incorporated, 2330 West Joppa Road, Suite 110, Lutherville, Maryland 21093-4641, Attention: President, with a copy delivered by like means to De Martino Finkelstein Rosen & Virga, 1818 N Street, N.W., Suite 400, Washington, D.C. 20036, Attention: Ralph V. De Martino.

              (b)     CAPTIONS.  The captions contained in this Agreement
are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
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              (c)     INTERPRETATION.  Nothing herein contained shall
be deemed to require the Fund to take any action contrary to its Articles of Incorporation or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of Directors of its responsibility for and control of the conduct of the affairs of the Fund.

             (d) DEFINITIONS. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission validly issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

             (e) SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

             (f) GOVERNING LAW. Except insofar as the 1940 Act or other federal laws and regulations may be controlling, this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland.

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   IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.


ATTEST:                               GREENSPRING FUND, INCORPORATED

______________________________        By:  _____________________________
Title:  ______________________        Title:____________________________



ATTEST:                               CORBYN INVESTMENT MANAGEMENT, INC.


______________________________        By:  _____________________________

Title: _______________________        Title:____________________________